UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2026

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 9, 2026, Lyft, Inc. (the “Company”) announced the appointment of Michael Brous as the Chief Financial Officer (“CFO”) of the Company, effective as of September 28, 2026 (the “Effective Date”). Erin Brewer, the Company’s current CFO, will retire from her position as CFO, effective as of the Effective Date.
Mr. Brous was selected for the role due to his financial expertise in mobility and investing, combined with his deep knowledge of the Company across strategy, growth, operations, and finance gained over his nearly eight-year tenure at the Company.
Mr. Brous, age 39, has served as the Company’s Head of Lyft Urban Solutions and Safety & Customer Care since November 2025 and served as the Company’s Head of Lyft Urban Solutions from September 2023 to November 2025. Mr. Brous previously served in a variety of roles for Lyft Urban Solutions, including as Head of Strategy and Growth from May 2023 to September 2023, as Co-Head of Operations from December 2021 to May 2023, and as Head of Financial Planning & Analysis from December 2018 to May 2023. Mr. Brous served as Vice President of Finance at Motivate International Inc. (“Motivate”), a company providing bike-sharing technology and operations, prior to its acquisition by the Company in 2018, and prior to that, held multiple leadership roles across finance and strategy within Motivate. Prior to his tenure in micromobility, Mr. Brous served in a variety of roles at REQX Ventures LLC, an investment company, Versa Capital Management, a private equity firm, and Financo, Inc., an investment advisory firm. Mr. Brous holds a B.S. in Finance from the Wharton School at the University of Pennsylvania.
Ms. Brewer will serve as an advisor to the Company from the Effective Date through December 15, 2026 to assist in the transition of her duties. Ms. Brewer’s departure is not the result of any dispute or disagreement with the Company, its board of directors, or its management, or any matter relating to the Company’s operations, policies or practices.

Brous Employment Letter
On September 7, 2026, the Company entered into an employment letter with Mr. Brous (the “Employment Letter”). The Employment Letter does not have a specific term and provides that Mr. Brous’s employment will be at-will. Under the Employment Letter, the Company will pay Mr. Brous an annual base salary of $650,000, which shall be subject to review and adjustment based upon the Company’s normal performance review practices. In addition, subject to the approval of the Company’s board of directors (the “Board”), Mr. Brous will be eligible for a target annual cash bonus opportunity equal to fifty percent (50%) of his actual annual base salary. For the Company’s 2026 fiscal year, Mr. Brous’s annual cash bonus opportunity will be subject to the performance and other criteria relating to achievement of specified financial metrics approved by the Board for members of the Company’s executive leadership team for 2026. Mr. Brous’s annual cash bonus opportunity will be subject to adjustment from time to time by the Board, in its discretion.
The Employment Letter provides that, subject to the approval of the Board or its authorized committee, the Company will grant Mr. Brous two awards of restricted stock units (“RSUs”) covering shares of the Company’s Class A Common Stock, as follows: (i) an award with a grant date value of approximately $775,000 (the “2026 RSU Grant”) and (ii) an award with a grant date value of approximately $2,000,000 (the “Promotion Grant”). Each of the 2026 RSU Grant and the Promotion Grant shall vest as to 1/12th of the total number of RSUs subject to such award on the first quarterly vesting date (set at February 20, May 20, August 20 and November 20 of each year) (“Quarterly Vesting Dates”) that occurs after the Effective Date, and as to 1/12th of the total number of RSUs subject to such award on each Quarterly Vesting Date thereafter, in each case, subject to Mr. Brous’s continuous service with the Company or its subsidiaries or affiliates from the grant date through the applicable Quarterly Vesting Date. The number of RSUs subject to each award is calculated by dividing the applicable value of the award by the 20-trading day trailing average closing price of a share of the Company’s Class A Common Stock, ending on the last trading day preceding the Monday of the week of the Effective Date, rounded down to the nearest whole RSU, as determined by the Board.

The Employment Letter also provides that, subject to approval by the Board or its authorized committee, the Company will grant Mr. Brous an award of performance-based RSUs (“PSUs”) with a grant date value of approximately $775,000. Such PSUs will be eligible to vest based upon the Company’s stock price performance on terms and conditions substantially similar to the performance-based RSUs granted to certain other members of the Company’s executive leadership team for 2026. The number of PSUs will be determined using the Company’s standard methodology approved by the Board applicable to converting grant date value into a number of PSUs. The awards of RSUs and PSUs are expected to be made following the Effective Date, assuming Board approval, and will be subject to the terms and conditions of the Company’s 2019 Equity Incentive Plan and the applicable award agreements thereunder.
The Employment Letter also provides that Mr. Brous will participate in the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”), a copy of which has been filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38846), filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2024. His participation level will be at the same level as other named executive officers who are not the Company’s Chief Executive Officer. The terms and conditions of the Severance Plan are described in the Company’s proxy statement for the annual meeting of stockholders filed with the SEC on April 10, 2026, under the caption “Potential Payments Upon Termination or Change of Control.”
In addition, Mr. Brous will receive reasonable expense assistance for travel between his primary residence in the New York metropolitan area and the Company’s San Francisco headquarters and a monthly stipend for housing and related living expenses near the Company’s headquarters, in the amount of $11,250 per month (which amount is net of tax withholdings).
Mr. Brous has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-229996), filed with the SEC on March 1, 2019.
There are no other arrangements or understandings between Mr. Brous and any other persons pursuant to which Mr. Brous was appointed as CFO of the Company. There are no family relationships between Mr. Brous and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing summary of the Employment Letter is subject to, and qualified in its entirety by, the full text of the Employment Letter, which will be filed as an exhibit to a subsequent periodic report filed with the SEC.

Brewer Consulting Arrangement
To support continuity and a smooth transition, Ms. Brewer has agreed to enter into a consulting agreement with the Company (the “Consulting Agreement”), pursuant to which she will provide consulting services to the Company from September 28, 2026, through December 15, 2026, unless earlier terminated (the “Consulting Term”). In exchange for her services during the Consulting Term, Ms. Brewer will continue to vest in her outstanding equity awards during the Consulting Term in accordance with the original vesting schedule, subject to Ms. Brewer’s continuous service with the Company or its subsidiaries or affiliates through the applicable vesting dates.
The foregoing summary of the Consulting Agreement with Ms. Brewer is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which will be filed as an exhibit to a subsequent periodic report filed with the SEC.
Item 7.01     Regulation FD Disclosure
On September 9, 2026, the Company reaffirmed its third quarter 2026 Gross Bookings, Adjusted EBITDA and Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) guidance that it provided on August 6, 2026. The Company expects to report its third quarter 2026 earnings in November 2026.
On September 9, 2026, the Company issued a press release relating to the matters described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release issued by Lyft, Inc., dated September 9, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the Company’s expectations for its financial and operating performance in the third quarter of 2026 and the Company’s executive transition. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history and the macroeconomic environment. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
To supplement the Company's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA and Adjusted EBITDA margin (calculated as a percentage of Gross Bookings). The Company defines Adjusted EBITDA as net income (loss) adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, as well as, if applicable, sublease income, gain from lease termination, restructuring charges, costs related to acquisitions, divestitures and other corporate matters, and certain legal, tax, and regulatory reserve changes and settlements. Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period and is considered a key metric.
The Company has not provided the forward-looking GAAP equivalent to our non-GAAP outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of reconciling items which include, but are not limited to, stock-based compensation, income tax, legal, tax, and regulatory reserve changes and settlements, and costs related to acquisitions. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	September 9, 2026	/s/ John David Risher
John David Risher
Chief Executive Officer